                             --------------------------
                             KIRKPATRICK & LOCKHART LLP
                             --------------------------

                          1800 MASSACHUSETTS AVENUE, N.W.
                                     2ND FLOOR
                            WASHINGTON, D.C.  20036-1800

                              TELEPHONE (202) 778-9000

                              FACSIMILE (202) 778-9100

THEODORE L. PRESS
(202) 778-9025
PRESSTL@KL.COM
                                   May  29, 1998


GT Global Variable Investment Series
50 California Street, 27th Floor
San Francisco, California  94111

Ladies and Gentlemen:

     You have requested our opinion, as counsel to GT Global Variable Investment Series ("Trust"), as to certain matters regarding the issuance of Shares of Trust. (As used in this letter, the term "Shares" means the shares of beneficial interest in each series of Trust listed in Schedule A attached to this opinion (each, a "Portfolio").)

     As such counsel, we have examined certified or other copies, believed by us to be genuine, of Trust's Agreement and Declaration of Trust dated as of May 7, 1998 ("Agreement"), and Bylaws and such other documents relating to its organization and operation as we have deemed relevant to our opinion, as set forth herein. Our opinion is limited to the laws and facts in existence on the date hereof, and it is further limited to the laws (other than the conflict of law rules) of the State of Delaware that in our experience are normally applicable to the issuance of shares of beneficial interest by business trusts and to the Securities Act of 1933 ("1933 Act"), the Investment Company Act of 1940 ("1940 Act") and the regulations of the Securities and Exchange Commission ("SEC") thereunder. With respect to matters governed by the laws of the State of Delaware (excluding the securities laws thereof), we have relied solely on the opinion of Potter Anderson & Corroon, LLP, Delaware counsel to the Trust, an executed copy of which is appended hereto as Exhibit A.

     Based on the foregoing, we are of the opinion that Trust has been duly organized as a business trust under the laws of the State of Delaware and is validly existing thereunder; that the issuance of the Shares has been duly authorized by Trust; and that, when sold in accordance with the terms contemplated by Trust's registration statement on Form N-1A (File No. 33-52038) ("Registration Statement"), including receipt by Trust of full payment for the Shares and compliance with the 1933 Act and the 1940 Act, the Shares will have been legally issued, fully paid, and non-assessable.

     We note, however, that Trust is an entity of the type commonly known as a "Delaware business trust." The Delaware Business Trust Act, 12 Del. C., Section 3801 et seq. ("Delaware Act"), provides that shareholders of a Delaware business trust are entitled to the same limitation of personal liability extended to stockholders of a Delaware corporation. Thus, under Delaware law, shareholders will not be personally liable for the obligations of Trust. This limitation of



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KIRKPATRICK & LOCKHART LLP
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GT Global Variable Investment Series
May 29, 1998
Page 2


liability may not be absolute, however, as it is possible that a non-Delaware court would not uphold this provision of the Delaware Act.

     Consistent with the Delaware Act, the Agreement includes an express disclaimer of shareholder liability for the debts, liabilities, obligations, and expenses incurred by, contracted for, or otherwise existing with respect to Trust or any Portfolio (or class) thereof. The Agreement also requires that every note, bond, contract, or other undertaking issued by or on behalf of Trust or its trustees relating to Trust or to any Portfolio include a recitation limiting the obligation represented thereby to Trust and its assets or to one or more Portfolios and the assets belonging thereto (but provides that the omission of such a recitation shall not operate to bind any shareholder or trustee of Trust). Furthermore, the Agreement states that the debts, liabilities, obligations, and expenses incurred by, contracted for, or otherwise existing with respect to a particular Portfolio shall be enforceable against the assets of such Portfolio only, and not against the assets of Trust generally or the assets belonging to any other Portfolio. Finally, the Agreement further provides (1) for indemnification from the assets belonging to the applicable Portfolio (or allocable to the applicable class) for all loss and expense of any shareholder held personally liable for the obligations of Trust or any Portfolio (or class) by virtue of ownership of Shares of Trust or such Portfolio (or class), and (2) for Trust, on behalf of the affected Portfolio (or class), to assume the defense of any claim against the shareholder for any act or obligation of that Portfolio (or class). Thus, the risk of a shareholder's incurring financial loss because of shareholder liability is limited to circumstances in which (a) a court refused to apply Delaware law or otherwise failed to give full effect to the Agreement or contractual provisions limiting shareholder liability and (b) Trust was unable to meet its obligations.

     We hereby consent to this opinion accompanying Post-Effective Amendment No. 17 to the Registration Statement when it is filed with the SEC and to the reference to our firm in the prospectus that is being filed as part of such amendment.

                                        Very truly yours,

                                        KIRKPATRICK & LOCKHART LLP



                                        By: /s/ Theodore L. Press
                                           -------------------------------------

                                     SCHEDULE A


                        GT GLOBAL VARIABLE INVESTMENT SERIES
                          GT Global Variable America Fund
                           GT Global Variable Europe Fund
                       GT Global Variable International Fund
                        GT Global Variable New Pacific Fund
                            GT Global Money Market Fund

                                   EXHIBIT A

                        POTTER  ANDERSON  &  CORROON LLP

CHARLES S. CROMPTON, JR.                                        JOHN P. SINCLAIR
ROBERT K. PAYSON                 HERCULES PLAZA               BLAINE T. PHILLIPS
LEONARD S. TOGMAN                                                   HUGH CORROON
RICHARD E. POOLE                  P.O. BOX 951               JOSEPH H. GEOGHEGAN
MICHAEL D. GOLDMAN                                            RICHARD L. McMAHON
JAMES F. BURNETT           WILMINGTON, DELAWARE 19899              OF COUNSEL
DANIEL F. WOLCOTT, JR.                                         ROBERT P. BARNETT
CHARLES S. McDOWELL              (302) 984-6000                MICHAEL B. KEEHAN
DAVID B. BROWN                                             W. LAIRD STABLER, JR.
SOMERS S. PRICE, JR.        FACSIMILE (302) 658-1192               COUNSEL
DONALD J. WOLFE, JR.
GREGORY A. INSKIP      HOME PAGE:  ATTYS.PACDELAWARE.COM  FREDERICK H. ALTERGOTT
DAVID J. BALDWIN                                                 PETER L. TRACEY
JOHN E. JAMES                                              JENNIFER GIMLER BRADY
W. HARDING DRANE, JR.         E-MAIL: @pacdelaware.com           SCOTT E. WAXMAN
MARY E. COPPER                DIRECT DIAL: (302)                 JOANNE CEBALLOS
W. LAIRD STABLER, III                                              WENDY K. VOSS
RICHARD L. HORWITZ                                              KEVIN R. SHANNON
WILLIAM J. MARSDEN, JR.                                          TODD L. GOODMAN
MICHAEL B. TUMAS                                            MICHAEL A. PITTENGER
KATHLEEN FUREY McDONOUGH                                        COLLEEN E. HICKS
LAURIE SELBER SILVERSTEIN                                   MICHAEL S. McGINNISS
PETER J. WALSH, JR.               May 29, 1998                MATTHEW E. FISCHER
STEPHEN C. NORMAN                                           WILLIAM A. HAZELTINE
ARTHUR L. DENT                                                EILEEN M. FILLIBEN
HAROLD I. SALMONS, III                                           EMILIE R. NINAN
WILLIAM R. DENNY                                               BARRY J. BENZING*
PHILIP A. ROVNER                                                DEBORAH A. CUOCO
                                                               ANDREW T. O'NEILL
                                                              GREGORY M. JOHNSON
                                                               ROGER D. ANDERSON
                                                                STEVEN L. CAPONI
                                                              JOHN J. QUINN, III
                                                                   _________
                                                     *admitted in NY and PA only


                         [DRAFT FOR DISCUSSION PURPOSES ONLY]


To Each of the Persons Listed
on Schedule I Attached Hereto

     Re:  GT GLOBAL VARIABLE INVESTMENT SERIES
          ------------------------------------

Ladies and Gentlemen:

          We have acted as special Delaware counsel for GT Global Variable Investment Series, a Delaware business trust (the "Trust") in connection with the proposed issuance of shares (collectively the "Shares") of GT Global Variable America Fund, GT Global Variable Europe Fund, GT Global Variable International Fund, GT Global Variable New Pacific Fund, GT Global Money Market Fund (collectively, the "Portfolios") as designated on Schedule A to that certain Agreement and Declaration of Trust dated as of May 7, 1998, entered into among William J. Guilfoyle, C. Derek Anderson, Frank S. Bayley, Arthur C. Patterson, and Ruth H. Quigley, as Trustees, and the Shareholders of the Trust (the "Declaration"). Initially capitalized terms used herein and not otherwise defined are used herein as defined in the Declaration.

          For purposes of giving the opinions hereinafter set forth, we have examined only the following documents and have conducted no independent factual investigation of our own:

To each of the persons on
Schedule I attached hereto
May 29, 1998
Page 2


          1. The Certificate of Trust for the Trust, dated as of May 7, 1998, as filed in the Office of the Secretary of State of the State of Delaware (the "Secretary of State") on May 7, 1998;

          2.   The Declaration;

          3.   The By-laws of the Trust;

          4. Resolutions of the Trustees (the "Reorganization Resolutions") approving that certain plan of reorganization (the "Plan of Reorganization") by and between the Trust and G.T. Global Variable Investment Series (the "Old Trust");

          5.   The Plan of Reorganization;

          6. Resolutions of the Trustees (the "18f-3 Resolutions" and together with the Reorganization Resolutions, the "Resolutions") adopting that certain plan pursuant to Rule 18f-3 of the Investment Company Act of 1940 (the "18f-3 Plan");
          7. A Certificate of Good Standing for the Trust, dated May 29, 1998 obtained from the Secretary of State; and

          8. The registration statement on Form N-1A filed with the Securities and Exchange Commission on May 29, 1998, pursuant to the Securities Act of 1933, as amended, covering the Shares (the "Registration Statement").

          As to certain facts material to the opinions expressed herein, we have relied upon the representations and warranties contained in the documents examined by us.

          Based upon the foregoing, and upon an examination of such questions of law of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

          1. The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Act.

          2. The Portfolios have been duly created and are validly existing as series under Section 3804 of the Delaware Act.


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To each of the persons on
Schedule I attached hereto
May 29, 1998
Page 3

          3. The Declaration constitutes the legal, valid and binding obligation of the Trustees, enforceable against the Trustees, in accordance with its terms.

          4. Subject to the other qualifications set forth herein (including, without limitation, paragraph 5 below), the Shares have been duly authorized and when (a) the actions referred to in the Plan of Reorganization shall have occurred, and (b) the Shares shall have been otherwise issued and sold in accordance with the Declaration, the Resolutions, the Plan of Reorganization, the 18f-3 Plan, and the By-laws, such Shares will be validly issued, fully paid, and non-assessable undivided beneficial interests in the assets of the respective Portfolios of which such Shares form a part, as the case may be.

          5. When and if the actions referred to in paragraph 4 have occurred, the holders of the Shares as beneficial owners of the Shares will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware, except that such holders of Shares may be obligated to provide indemnity and/or security in connection with the issuance of replacement certificates for lost or destroyed certificates, if any, representing such Shares, if such holders request certificates in accordance with the By-laws and such certificates are lost.

          In addition to the assumptions and qualifications set forth above, all of the foregoing opinions contained herein are subject to the following assumptions, qualifications, limitations and exceptions:

               a. The foregoing opinions are limited to the laws of the State of Delaware presently in effect, excluding the securities laws thereof. We have not considered and express no opinion on the laws of any other jurisdiction, including, without limitation, federal laws and rules and regulations relating thereto.

               b. We have assumed the due execution and delivery by each party listed as a party to the Plan of Reorganization. We have further assumed the due authorization by the Old Trust of the Plan of Reorganization. We have assumed further that the Old Trust has the full trust power, authority, and legal right to execute, deliver and perform the

To each of the persons on
Schedule I attached hereto
May 29, 1998
Page 4


Plan of Reorganization. We also have assumed that the Old Trust is a trust validly existing and in good standing under the laws of its jurisdiction of organization. We have also assumed that the Plan of Reorganization does not result in the breach of the terms of, and does not contravene the Old Trust's constituent documents, any contractual restriction binding on any party to the Plan of Reorganization, or any law, rule or regulation applicable to such parties (exclusive of the Trust, but only to the extent of any Delaware law, rule or regulation). In addition, we have assumed the legal capacity of any natural persons who are parties to any of the documents examined by us.

          c. The foregoing opinion regarding the enforceability of the Declaration is subject to (i) applicable bankruptcy, insolvency, moratorium, fraudulent conveyance, fraudulent transfer and similar laws relating to or affecting creditors rights generally including, without limitation, the Delaware Uniform Fraudulent Conveyance Act, the provisions of the United States Bankruptcy Code and the Delaware insolvency statutes, (ii) principles of equity including, without limitation, concepts of materiality, good faith, fair dealing, conscionability and reasonableness (regardless of whether such enforceability is considered in a proceeding in equity or at law), (iii) applicable law relating to fiduciary duties, and (iv) public policy limitations with respect to exculpation, contribution and indemnity provisions.

          d. We have assumed that all signatures on documents examined by us are genuine, that all documents submitted to us as originals are authentic and that all documents submitted to us as copies conform with the originals.

          e. We have assumed that the Declaration, the By-laws, the Plan of Reorganization, the Resolutions and the 18f-3 Plan collectively, constitute the entire agreement with respect to the subject matter thereof, including (i) with respect to the creation, dissolution and winding up of the Trust and each Portfolio, (ii) the terms applicable to the Shares, and (iii) the power and authority of the Trustees.

          f. We have assumed that to the extent any additional rights and/or preferences are stated in the 18f-3 Plan, such additional rights and/or preferences (x) are enforceable in accordance with their terms, and (y) do not conflict with the Certificate of Trust, the Declaration, the

To each of the persons on
Schedule I attached hereto
May 29, 1998
Page 5


By-laws, the Plan of Reorganization, or any statute, rule or regulation applicable to the Trust or any Portfolio thereof.

          g. We have assumed that the Plan of Reorganization is the legal, valid and binding obligation of the parties thereto, enforceable against such parties in accordance with its terms.

          h. We have assumed that no event set forth in Section 9.3(a) of the Declaration has occurred with respect to the Trust or any Portfolio thereof.

          i. Notwithstanding any provision in the Declaration to the contrary, we note that upon the occurrence of an event set forth in Section 9.3(a) thereof, with respect to the Trust or a Portfolio as the case may be, the Trust or such Portfolio, as applicable, cannot make any payments or distributions to the Shareholders thereof until their respective creditors' claims are either paid in full or reasonable provision for payment thereof has been made.

          j. With respect to the enforceability of any provision of the Declaration wherein the parties provide for the appointment of a liquidator, we note that upon the application of any beneficial owner, the Delaware Court of Chancery has the power, upon cause shown, to wind up the affairs of a Delaware business trust or Portfolio thereof and in connection therewith to appoint a liquidating trustee other than the one agreed to by the beneficial owners thereof.

          k. We have assumed that none of the By-laws, the Resolutions, the Plan of Reorganization, or the 18f-3 Plan has been amended, modified, or revoked in any manner from the date of its adoption, and that each of the By-laws, the Resolutions, the Plan of Reorganization, and the 18f-3 Plan remains in full force and effect on the date hereof.

          l. We have assumed that the Trust maintains separate and distinct records for each Portfolio and that the Trust and the Trustees hold and account for the assets belonging to each such Portfolio separately from the other assets of any other Portfolio and the assets of the Trust generally, if any.

          m. We note that we do not assume responsibility for the contents of the Registration Statement.

To each of the persons on
Schedule I attached hereto
May 29, 1998
Page 6


          This opinion is rendered solely for your benefit in connection with the matters set forth herein and, without our prior written consent, may not be furnished (except that it may be furnished to any federal, state or local regulatory agencies or regulators having appropriate jurisdiction and entitled to such disclosure) or quoted to, or relied upon by, any other person or entity for any purpose. Kirkpatrick & Lockhart LLP may rely on this opinion with respect to the matters set forth herein in connection with its opinion being delivered on even date herewith.

          We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In giving the foregoing consents, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                   Very truly yours,

PA&C-305426

                                   Schedule I

                     GT Global Variable Investment Series
                         50 California St., 27th Floor
                            San Francisco, CA 94111

                    G.T. Global Variable Investment Series
                         50 California St., 27th Floor
                            San Francisco, CA 94111